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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

Cullen/Frost Bankers, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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100 West Houston Street
San Antonio, Texas 78205

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On April 27, 2006

To the Shareholders of
CULLEN/ FROST BANKERS, INC.:
      The Annual Meeting of Shareholders of Cullen/ Frost Bankers, Inc. (“Cullen/ Frost”) will be held in the Commanders Room at The Frost National Bank, 100 West Houston Street, San Antonio, Texas, on Thursday, April 27, 2006, at 11:00 a.m., San Antonio time, for the following purposes:

1.	To elect four nominees to serve as a Class I director for a three-year term that will expire at the 2009 Annual Meeting of Shareholders; and

2.	To consider and vote upon a proposed resolution to amend the Articles of Incorporation to increase the authorized shares of Common Stock from 90,000,000 to 210,000,000; and

3.	To ratify the selection of Ernst & Young LLP to act as independent auditors of Cullen/ Frost for the fiscal year that began January 1, 2006; and

4.	To transact any other business that may properly come before the meeting.
      You must be a shareholder of record at the close of business on March 10, 2006 to vote at the Annual Meeting. In order to hold the meeting, holders of a majority of the outstanding shares must be present either in person or by proxy.
      Your vote is important, so please promptly complete and return the enclosed proxy card in the postage prepaid envelope provided.
      All shareholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors,

STAN McCORMICK
Corporate Secretary
Dated: March 27, 2006

i

100 West Houston Street
San Antonio, Texas 78205

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held on April 27, 2006

INTRODUCTION
      The Board of Directors of Cullen/Frost Bankers, Inc. (“Cullen/Frost” or the “Company”) is soliciting proxies to be used at the Annual Meeting of Shareholders. The meeting will be held in the Commanders Room at The Frost National Bank, 100 West Houston Street, San Antonio, Texas, on Thursday, April 27, 2006 at 11:00 a.m., San Antonio time. This Proxy Statement and the accompanying proxy card will be mailed to shareholders beginning on or about March 27, 2006.
Record Date and Voting Rights
      The close of business on March 10, 2006 has been fixed as the record date for the determination of shareholders entitled to vote at the Annual Meeting. The only class of securities of Cullen/Frost outstanding and entitled to vote at the Annual Meeting is Common Stock, par value $0.01 per share. On March 10, 2006, there were outstanding 55,088,785 shares of Common Stock, with each share entitled to one vote.
Proxies
      All shares of Cullen/Frost Common Stock represented by properly executed proxies, if timely returned and not subsequently revoked, will be voted at the Annual Meeting in the manner directed in the proxy. If a properly executed proxy does not provide directions, it will be voted for all proposals listed on the proxy and in the discretion of the persons named as proxies with respect to any other business that may properly come before the meeting.
      A shareholder may revoke a proxy at any time before it is voted by delivering a written revocation notice to the Corporate Secretary of Cullen/Frost Bankers, Inc., 100 West Houston Street, San Antonio, Texas 78205. A shareholder who attends the Annual Meeting may, if desired, vote by ballot at the meeting, and such vote will revoke any proxy previously given.
Quorum and Voting Requirements
      A quorum of shareholders is required to hold a valid meeting. If the holders of at least a majority of the issued and outstanding shares of Company Common Stock are present at the Annual Meeting in person or represented by proxy, a quorum will exist. Shares for which votes are withheld, as well as abstentions and broker non-votes, are counted as “present” for establishing a quorum.
      Directors are elected by a plurality of the votes cast at the Annual Meeting. Accordingly, the nominees receiving the highest number of votes will be elected. In the election of Directors, votes may be cast “for” or “withhold authority” with respect to any or all nominees. Votes that are “withheld” will be excluded entirely from the vote and will have no effect on the outcome of the vote.

      With respect to the ratification of the selection of Ernst & Young LLP to act as independent auditors of Cullen/Frost for the fiscal year that began January 1, 2006, the affirmative vote of the holders of a majority of the outstanding shares having voting power present in person or represented by proxy will be the act of the shareholders. With respect to the proposed resolution to amend the Articles of Incorporation to increase the authorized shares of Common Stock from 90,000,000 to 210,000,000 the affirmative vote of the holders of two-thirds of all of the outstanding shares of Common Stock entitled to vote thereon is required to approve the proposed amendment. In the voting for either of these two proposals, shares may be voted “for” or “against” or “abstain”. An abstention with respect to either of these two proposals will have the effect of a vote against that proposal.
      Under the rules of the National Association of Securities Dealers, Inc., member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, Inc. (“NYSE”), a member broker that holds shares in street name for customers has the authority to vote on certain items if it has transmitted proxy-soliciting materials to the beneficial owner but has not received instructions from that owner. NYSE rules permit member brokers that do not receive instructions to vote on the election of Directors and on the proposal to ratify the selection of Ernst & Young LLP to act as Cullen/Frost’s independent auditors but do not permit such brokers to vote on the proposed resolution to amend Cullen/Frost’s Articles of Incorporation to increase the authorized shares of Company Common Stock. Under NYSE rules, the proposal to approve the resolution to amend Cullen/Frost’s Articles of Incorporation is a “non-discretionary” item, which means that NYSE member brokers that have not received instructions from beneficial owners of Company Common Stock do not have discretion to vote the shares of Company Common Stock held by those beneficial owners with respect to the proposal. Because the affirmative vote of the holders of at least two-thirds of the outstanding shares having power to vote is necessary to approve the proposed resolution to amend Cullen/Frost’s Articles of Incorporation, any such broker non-votes will have the same effect as a vote against the proposal.
Expenses of Solicitation
      Cullen/Frost will pay the expenses of the solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, Directors, officers, and employees of Cullen/Frost may solicit proxies by telephone, facsimile, in person or by other means of communication. Cullen/Frost also has retained Georgeson Shareholder Communications Inc. (“Georgeson”) to assist with the solicitation of proxies. Directors, officers, and employees of Cullen/Frost will receive no additional compensation for the solicitation of proxies, and Georgeson will receive a fee not to exceed $6,500.00, plus reimbursement for out-of-pocket expenses. Cullen/Frost has requested that brokers, nominees, fiduciaries, and other custodians forward proxy-soliciting material to the beneficial owners of Cullen/Frost Common Stock. Cullen/Frost will reimburse these persons for out-of-pocket expenses they incur in connection with its request.

ELECTION OF DIRECTORS
(Item 1 on Proxy Card)
       The Company’s Bylaws provide for a classified Board of Directors. Directors are assigned to one of three classes, and all classes are as equal in number as possible. The term of office of Class I will expire at the 2009 Annual Meeting. The term of office of Class II will expire at the 2007 Annual Meeting, and the term of office of Class III will expire at the 2008 Annual Meeting.
      The following two Directors currently assigned to Class I have been nominated to serve for a new three-year term: Mr. Patrick B. Frost and Mr. Robert S. McClane. The following Directors currently assigned to Class I are not standing for re-election and will be retiring from the Board of Directors after the Annual Meeting pursuant to the Board of Directors’ retirement age policy: Mr. Isaac Arnold, Jr., Mr. Harry H. Cullen, Mr. James L. Hayne and Ms. Mary Beth Williamson. The Board has nominated Mr. Ruben M. Escobedo, who currently serves as a Class III Director, for election as a Class I Director to assist in equalizing the number of Directors in Class I. In addition, the Board has nominated Mr. Crawford H. Edwards, who currently serves as a Class II Director, for election as a Class I Director to assist in equalizing the number of Directors in Class I. If any nominee is unable to serve, the individuals named as proxies on the enclosed proxy card will vote the shares to elect the remaining nominees and any substitute nominee or nominees designated by the Board.
      The tables below provide information on each nominee, as well as each Director whose term continues after the meeting.
Nominees for Three-Year Term Expiring in 2009 (Class I):

				Shares Owned(1,2)

				Amount and
				Nature of
		Principal Occupation	Director	Beneficial
Name	Age	During Past Five Years	Since	Ownership		Percent

Crawford H. Edwards	47	Oil & Gas Exploration, Ranching, Farming and Real Estate	2005	327,219	(8)	0.59%
Ruben M. Escobedo	68	Certified Public Accountant	1996	31,000	(11)	0.06%
Patrick B. Frost	46	President, The Frost National Bank, a Cullen/Frost subsidiary	1997	300,356	(5,10)	0.54%
Robert S. McClane	66	President, McClane Partners, LLC; former Director of Prodigy Communications Corp.; former President of Cullen/Frost	1985	15,272		0.03%

Directors Continuing in Office Term Expiring in 2008 (Class III):

				Shares Owned(1,2)

				Amount and
				Nature of
		Principal Occupation	Director	Beneficial
Name	Age	During Past Five Years	Since	Ownership		Percent

R. Denny Alexander	60	Investments; former Chairman, Overton Bank & Trust and former Director, Overton Bancshares, Inc. (merged with Cullen/Frost)	1998	134,550	(3)	0.24%
Carlos Alvarez	55	Chairman, President and Chief Executive Officer of The Gambrinus Company	2001	88,000		0.16%
Royce S. Caldwell	67	Former Vice Chairman AT&T Inc.	1994	14,800		0.03%
Ida Clement Steen	53	Investments	1996	20,300	(4)	0.04%
Directors Continuing in Office Term Expiring in 2007 (Class II):

				Shares Owned(1,2)

				Amount and
				Nature of
		Principal Occupation	Director	Beneficial
Name	Age	During Past Five Years	Since	Ownership		Percent

Richard W. Evans, Jr.	59	Chairman of the Board, Chief Executive Officer, and President of Cullen/Frost; Chairman of the Board and Chief Executive Officer of The Frost National Bank, a Cullen/Frost subsidiary	1993	683,328	(5,6)	1.24%
T. C. Frost	78	Senior Chairman of the Board of Cullen/Frost	1966	1,123,178	(5,7)	2.03%
Karen E. Jennings	55	Senior Executive Vice President Human Resources and Communications, AT&T Inc.	2001	4,100		0.01%
Richard M. Kleberg, III	63	Investments	1992	36,425	(9)	0.07%
Horace Wilkins, Jr.	55	Former President, Special Markets, AT&T Inc.; former Regional President, AT&T Inc.	1997	4,400		0.01%

(1)	Beneficial ownership is stated as of December 31, 2005 except for Mr. Carlos Alvarez, Mr. Richard W. Evans, Jr., Mr. Patrick B. Frost, Mr. T.C. Frost, Mr. Robert S. McClane and Mrs. Ida Clement Steen which is stated as of February 28, 2006. The owners have sole voting and sole investment power for the shares of Company Common Stock reported unless otherwise indicated. Beneficial ownership includes the following shares that the individual had a right to acquire pursuant to stock options exercisable within sixty (60) days from December 31, 2005 (or February 28, 2006 in the case of Mr. Patrick B. Frost, Mr. T.C. Frost, Mr. Robert S. McClane and Mrs. Ida Clement Steen). Mr. T. C. Frost 20,000; Mr. Richard W. Evans, Jr. 316,800; Mr. Patrick B. Frost 77,000; Mr. Richard M. Kleberg, III 28,000;

Mr. R. Denny Alexander 22,000; Mr. Ruben M. Escobedo and Ms. Ida Clement Steen 18,000; Mr. Carlos Alvarez and Mr. Royce S. Caldwell 14,000; Ms. Karen E. Jennings, Mr. Robert S. McClane and Mr. Horace Wilkins, Jr. 4,000. The number of shares of Cullen/Frost Common Stock beneficially owned by all Directors, nominees and named executive officers as a group is disclosed on page 17.

(2)	Reflects 2-for-1 stock split of the Company’s Common Stock in each of 1996 and 1999.

(3)	Includes 21,000 shares held by a charitable foundation for which Mr. R. Denny Alexander disclaims beneficial ownership.

(4)	Includes 1,100 shares in four trusts for which Ms. Ida Clement Steen shares voting and investment power with her husband.

(5)	Includes the following shares allocated under the 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. for which each beneficial owner has both sole voting and sole investment power: Mr. T. C. Frost 49,540; Mr. Richard W. Evans, Jr. 40,490; and Mr. Patrick B. Frost 18,544.

(6)	Includes 120,003 shares held by a family limited partnership of which the general partner is a limited liability company of which Mr. Richard W. Evans, Jr. is the sole manager.

(7)	Includes (a) 664,911 shares held by a limited partnership of which the general partner is a limited liability company of which Mr. T.C. Frost is the sole manager, (b) 336,992 shares held by various trusts of which Mr. T.C. Frost is the trustee, and (c) 33,684 shares held by the Pat and Tom Frost Foundation Trust for which Mr. T.C. Frost disclaims beneficial ownership.

(8)	Includes (a) 102,281 shares held by four trusts of which Mr. Crawford H. Edwards is the trustee, and (b) 173,269 shares held in the Estate of Caswell O. Edwards, II, Deceased for which voting and investment power rests with majority of four co-executors of the Estate.

(9)	Includes 8,400 shares held by a family partnership for which Mr. Richard M. Kleberg, III has sole voting and sole investment power.

(10)	Includes (a) 43,582 shares held by a trust of which Mr. Patrick B. Frost is the trustee, (b) 3,855 shares held by Mr. Patrick B. Frost’s children for which Mr. Patrick B. Frost is the custodian, and (c) 630 shares held by Mr. Patrick B. Frost’s wife for which Mr. Patrick B. Frost disclaims beneficial ownership.

(11)	Includes (a) 425 shares held by Mr. Ruben M. Escobedo’s wife for which Mr. Ruben M. Escobedo disclaims beneficial ownership, and (b) 2,150 shares for which Mr. Ruben M. Escobedo shares voting and investment power with his wife.

GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS
Meetings and Attendance
      The Board of Directors had nine meetings in 2005. Each of the Company’s current Directors attended at least 75 percent of the meetings of the Board and the Committees of the Board on which he or she served during 2005 except James L. Hayne.
      The Board of Directors has a policy which encourages all Directors to attend the Annual Meeting of Shareholders and in 2005 sixteen out of seventeen Directors attended the Annual Meeting.
Committees of the Board
      The Board of Directors has five Committees, each of which is described in the chart below.

			Meetings
Committee	Members	Primary Responsibilities	in 2005

Audit	Ruben M. Escobedo (Chair) Isaac Arnold, Jr. Royce S. Caldwell Richard M. Kleberg, III	• Assists Board oversight of the integrity of Cullen/Frost’s financial statements, Cullen/Frost’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence and the performance of the independent auditors and Cullen/Frost’s internal audit function. • Appoints, compensates, retains and oversees the independent auditors, and pre-approves all audit and non-audit services.	6
Compensation and Benefits	Royce S. Caldwell (Chair) Ruben M. Escobedo Karen E. Jennings Mary Beth Williamson	• Oversees the development and implementation of Cullen/Frost’s compensation and benefits programs. • Reviews and approves the corporate goals and objectives relevant to the compensation of the CEO, evaluates the CEO’s performance based on those goals and objectives and sets the CEO’s compensation based on the evaluation. • Administers Cullen/Frost’s compensation and benefits plans.	2
Corporate Governance and Nominating	Royce S. Caldwell (Chair) Ruben M. Escobedo Karen E. Jennings Mary Beth Williamson	• Maintains and reviews Cullen/Frost’s corporate governance principles. • Oversees and establishes procedures for the evaluation of the Board. • Identifies and recommends candidates for election to the Board.	2
Executive	Richard W. Evans, Jr. (Chair) Patrick B. Frost T.C. Frost	• Acts for the Board of Directors between meetings, except as limited by resolutions of the Board, Cullen/Frost’s Articles of Incorporation or By-Laws and applicable law.	4
Strategic Planning	Richard W. Evans, Jr. (Chair) R. Denny Alexander Isaac Arnold, Jr. Royce S. Caldwell T.C. Frost James L. Hayne	• Analyzes the strategic direction for Cullen/Frost, including reviewing short-term and long-term goals. • Monitors Cullen/Frost’s corporate mission statement and capital planning.	4
      The Board has adopted written charters for the Audit Committee, the Compensation and Benefits Committee and the Corporate Governance and Nominating Committee. The charter for the Audit Commit-

tee is attached as Annex A to this Proxy Statement. It is also available, together with the charter for the Compensation and Benefits Committee and the charter for the Corporate Governance and Nominating Committee, at www.frostbank.com.
      As described in more detail below under “Certain Corporate Governance Matters — Director Independence,” the Board has determined that each member of the Audit Committee, the Compensation and Benefits Committee and the Corporate Governance and Nominating Committee is independent within the meaning of the rules of the NYSE. The Board has also determined that each member of the Audit Committee is independent within the meaning of the rules of the Securities and Exchange Commission (the “SEC”). In addition, the Board has determined that each member of the Audit Committee is “financially literate” and that at least one member of the Audit Committee has “accounting or related financial management expertise,” in each case within the meaning of the NYSE’s rules. The Board has also determined that Mr. Ruben M. Escobedo is an “audit committee financial expert” within the meaning of the SEC’s rules.
Director Nomination Process
      The Corporate Governance and Nominating Committee is responsible for identifying individuals qualified to become members of the Board of Directors and for recommending to the Board the nominees to stand for election as Directors.
      In identifying Director candidates, the Corporate Governance and Nominating Committee may seek input from Cullen/Frost’s management and from current members of the Board. In addition, it may use the services of an outside consultant, although it has not done so in the past. The Corporate Governance and Nominating Committee will consider candidates recommended by shareholders. Shareholders who wish to recommend candidates may do so by writing to the Corporate Governance and Nominating Committee of Cullen/Frost Bankers, Inc., c/o Corporate Secretary, 100 West Houston Street, San Antonio, Texas 78205. Recommendations may be submitted at any time. The written recommendation must include the name of the candidate, the number of shares of Cullen/Frost Common Stock owned by the candidate and the information regarding the candidate that would be included in a proxy statement for the election of Directors pursuant to paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the SEC.
      In evaluating Director candidates, the Corporate Governance and Nominating Committee initially considers the Board’s need for additional or replacement Directors. It also considers the criteria approved by the Board and set forth in Cullen/Frost’s Corporate Governance Guidelines, which include, among other things, the candidate’s personal qualities (in light of the Company’s core values and mission statement), accomplishments and reputation in the business community, the fit of the candidate’s skills and personality with those of other Directors and candidates and the ability of the candidate to commit adequate time to Board and committee matters. The objective is to build a Board that is effective, collegial and responsive to the needs of Cullen/Frost. In addition, considerable emphasis is given to Cullen/Frost’s mission statement and core values, statutory and regulatory requirements, the Board’s goal of having a substantial majority of independent directors and the Board’s retirement policy.
      The Corporate Governance and Nominating Committee evaluates all Director candidates in the same manner, including candidates recommended by shareholders. In considering whether candidates satisfy the criteria described above, the committee will initially utilize the information it receives with the recommendation or otherwise possesses. If it determines, in consultation with other Board members, including the Chairman, that more information is needed, it may, among other things, conduct interviews.
Director Compensation
      Cullen/Frost employees receive no fees for their services as members of the Board of Directors or any of its committees. Non-employee Directors receive an annual retainer fee of $8,000 and $2,000 for each Board meeting attended. In addition, non-employee Directors receive $1,000 for attending each meeting of a committee of the Board to which they have been appointed, except that the Chairman of the Audit Committee receives $1,500 for each meeting of the Audit Committee attended. Non-employee Directors are also eligible to receive stock options each year under Cullen/Frost’s 1997 Director Stock Plan. In May 2005, each non-employee Director received options to purchase 2,000 shares of the Company’s Common Stock. A total of 28,000 stock options were granted to non-employee Directors in 2005. The options have a term of six years from the date of the grant, are exercisable immediately from the date of the grant and have an exercise price of $45.70, which is equal to the closing price of the Company’s Common Stock on the date of the grant.
      In addition, the Board of Directors also serves as the Board of Directors for The Frost National Bank, a subsidiary of Cullen/Frost, and non-employee Directors receive fees for serving in this capacity. In particular, non-employee Directors receive $2,000 for each meeting of such Board attended and $1,000 for attending each meeting of a committee of such Board to which they have been appointed.
Other Directorships
      The following are directorships held by nominees and Directors in public companies other than Cullen/Frost, or in registered investment companies:

Mr. Caldwell	SABRE Corporation
Mr. Escobedo	Valero Energy Corporation
Mr. Wilkins	U.S. Sugar
Miscellaneous Information
      There are no arrangements or understandings between any nominee or Director of Cullen/Frost and any other person regarding such nominee’s or Director’s selection as such, except that Mr. Robert S. McClane’s retirement agreement with Cullen/Frost provides that until he reaches age 70, subject to the sole discretion of the Board of Directors, he will be considered as a candidate for reelection to the Board. In addition, pursuant to such retirement agreement, Mr. McClane is entitled to office space, secretarial services and support until he reaches age 70. The only family relationships among the Directors or executive officers of Cullen/Frost that are first cousin or closer are those of Messrs. T.C. Frost and Patrick B. Frost, who are father and son.
CERTAIN CORPORATE GOVERNANCE MATTERS
       Cullen/Frost believes that it has operated over the years with sound corporate governance practices that exemplify its commitment to integrity and to protect both the interests of its shareholders and the other constituencies that it serves. These practices include a substantially independent Board of Directors, periodic meetings of non-management Directors and a sound and comprehensive code of conduct, which obligates Directors and all employees to adhere to the highest legal and ethical business practices. A review of some of Cullen/Frost’s corporate governance measures is set forth below.
Director Independence
      The Board of Directors believes that a substantial majority of its members should be independent within the meaning of the NYSE’s rules. To this end, the Board reviews annually the relevant facts and circumstances regarding relationships between Directors and Cullen/Frost. The purpose of the Board’s review is to determine whether any Director has a material relationship with Cullen/Frost (either directly or as a partner, shareholder or officer of an organization that has a relationship with Cullen/Frost).
      In connection with the Board’s latest review, the Board determined that the following Directors, which compose 82% of the Board, are independent within the meaning of the NYSE’s rules: Mr. R. Denny Alexander, Mr. Carlos Alvarez, Mr. Isaac Arnold, Jr., Mr. Royce S. Caldwell, Mr. Harry H. Cullen, Mr. Crawford H. Edwards, Mr. Ruben M. Escobedo, Mr. James L. Hayne, Ms. Karen E. Jennings,

Mr. Richard M. Kleberg, III, Mr. Robert S. McClane, Ms. Ida Clement Steen, Mr. Horace Wilkins, Jr. and Ms. Mary Beth Williamson. Mr. T.C. Frost, Mr. Richard W. Evans, Jr. and Mr. Patrick B. Frost are not independent because they are executive officers of Cullen/Frost.
      In making its independence determinations, the Board considers the NYSE’s rules, as well as the standards set forth below. The Board adopted these standards pursuant to the NYSE’s rules to assist it in making independence determinations. For purposes of the standards, the term “Cullen/Frost Entity” means, collectively, Cullen/Frost and each of its subsidiaries.
      Credit Relationships. A proposed or outstanding relationship that consists of an extension of credit by a Cullen/Frost entity to a Director or a person or Entity that is affiliated, associated or related to a Director should not be deemed to be a material relationship if it satisfies each of the following criteria:

•	It is not categorized as “classified” by the Cullen/Frost Entity or any regulatory authority that supervises the Cullen/Frost Entity.

•	It is made on terms and under circumstances, including credit standards, that are substantially similar to those prevailing at the time for comparable relationships with other unrelated persons or entities and, if subject to the Federal Reserve Board’s Regulation O (12 C.F.R. Part 215), is made in accordance with Regulation O.

•	In the event that it was not made, in the case of a proposed extension of credit, or it was terminated in the normal course of the Cullen/Frost Entity’s business, in the case of an outstanding extension of credit, the action would not reasonably be expected to have a material adverse effect on the Director or the business, results of operations or financial condition of any person or Entity related to such Director.
      Non-Credit Banking or Financial Products or Services Relationships. A proposed or outstanding relationship in which a Director or a person or Entity that is affiliated, associated or related to a Director procures non-credit banking or financial products or services from a Cullen/Frost Entity should not be deemed to be a material relationship if it (i) has been or will be offered in the ordinary course of the Cullen/Frost Entity’s business and (ii) has been or will be offered on terms and under circumstances that were or are substantially similar to those prevailing at the time for comparable non-credit banking or financial products or services provided by the Cullen/Frost Entity to other unrelated persons or entities.
      Property or Services Relationships. A proposed or outstanding relationship in which a Director or a person or Entity that is affiliated, associated or related to a Director provides property or services to a Cullen/Frost Entity should not be deemed to be a material relationship if the property or services (i) have been or will be procured in the ordinary course of the Cullen/Frost Entity’s business and (ii) have been or will be procured on terms and under circumstances that were or are substantially similar to those that the Cullen/Frost Entity would expect in procuring comparable property or services from other unrelated persons or entities.
Meetings of Non-Management Directors
      Cullen/Frost’s non-management Directors meet in executive sessions without members of management present at each regularly scheduled meeting of the Board. The Chair of the Board’s Corporate Governance and Nominating Committee, who is currently Mr. Royce S. Caldwell, presides at the executive sessions.
Communications with Directors
      The Board of Directors has established a mechanism for shareholders or other interested parties to communicate with the non-management Directors as a group and the presiding non-management Director. All such communications should be addressed to the Board of Directors of Cullen/Frost Bankers, Inc., c/ o Corporate Counsel, 100 West Houston Street, San Antonio, Texas 78205.

      In addition, the Board of Directors has established a mechanism for shareholders or other interested parties that have concerns or complaints regarding accounting, internal accounting controls or auditing matters to communicate them to the Audit Committee. Such concerns or complaints should be addressed to the Audit Committee of Cullen/Frost Bankers, Inc., c/ o Corporate Counsel, 100 West Houston Street, San Antonio, Texas 78205.
      For shareholders or other interested parties desiring to communicate with the non-management Directors, the presiding non-management Director or the Audit Committee by e-mail or telephone, please see the information set forth on Cullen/Frost’s website at www.frostbank.com.
Corporate Governance Guidelines
      The Board of Directors has adopted Corporate Governance Guidelines, which reaffirm Cullen/Frost’s commitment to having strong corporate governance practices. The Guidelines set forth, among other things, the policies of the Board with respect to Board composition, selection of Directors, retirement of Directors, Director orientation and continuing training, executive sessions of non-management Directors, Director compensation and Director responsibilities. The Guidelines are available on Cullen/Frost’s website at www.frostbank.com.
Code of Business Conduct and Ethics
      The Board of Directors has adopted a Code of Business Conduct and Ethics to promote the highest legal and ethical business practices by Cullen/Frost. The Code applies to Directors and Cullen/Frost employees, including Cullen/Frost’s Chief Executive Officer, Chief Financial Officer and principal accounting officer. The Code addresses, among other things, honest and ethical conduct, accurate and timely financial reporting, compliance with applicable laws, accountability for adherence to the Code and prompt internal reporting of violations of the Code. The Code is available on Cullen/Frost’s website at www.frostbank.com. Cullen/Frost intends to disclose any amendments to or waivers from the Code that apply to its Chief Executive Officer, Chief Financial Officer and principal accounting officer by posting such information on its website at www.frostbank.com.
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Compensation and Benefits Committee Report on Executive Compensation
      The Compensation and Benefits Committee of the Board of Directors is composed of four Directors that the Board has determined to be independent within the meaning of the NYSE’s rules. The duties and responsibilities of the Compensation and Benefits Committee, as well as certain components of Cullen/Frost’s compensation philosophy, are set forth below.

Compensation and Benefits Committee Duties and Responsibilities
      The duties and responsibilities of the Compensation and Benefits Committee include, among other things, the following:

•	In consultation with management, to establish Cullen/Frost’s general compensation philosophy and oversee the development of Cullen/Frost’s compensation and benefit programs;

•	To review and approve corporate goals and objectives relevant to the compensation of Cullen/Frost’s Chief Executive Officer, evaluate his performance in light of those goals and objectives, and set his compensation level based on this evaluation.

Certain Components of Cullen/Frost’s Compensation Philosophy

•	Compensation levels should be competitive with the median of comparable financial organizations to attract and maintain a stable, successful management team;

•	Executives’ total compensation packages should depend upon the level of success in meeting specified Company and individual performance goals;

•	Executive ownership of the Company’s Common Stock should be encouraged to align executives’ interests with shareholders’ interests; and

•	Sustained superior performance by individual executives should be rewarded.
      Each year an independent consultant engaged by the Compensation and Benefits Committee provides a comprehensive analysis of competitive market data for senior executives, which compares Cullen/Frost’s compensation practices and programs to a group of comparator companies that have similar business operations, total assets, market capitalizations, and lines of business. These companies include, but are not limited to, the companies in the Standard & Poor’s (“S&P”) Bank Index. The Compensation and Benefits Committee has chosen not to use the S&P’s Bank Index as its sole comparator group for compensation purposes since detailed data for all senior executives at the banks comprising the index is not available.
      The S&P’s Bank Index was used for comparison of total shareholder return shown in the Performance Graph on page 19.
      The elements of Cullen/Frost’s executive compensation are base salary, annual incentives, and long-term compensation, which are discussed below. The Compensation and Benefits Committee considers all elements of an executive’s total compensation package, including severance plans, insurance, and other benefits, as set forth below.

Base Salary

•	Reviewed annually for each of the Company’s four named executive officers.

•	Based on subjective evaluation of individual performance, achievement, and contribution to growth.

•	May be adjusted to reflect competitive market levels following performance evaluations.

•	May be adjusted to attract and retain appropriate officers.

•	Company base salary levels for the senior executive group were overall slightly above market levels of comparator companies in 2005.

Annual Incentives

•	Designed to promote and reward teamwork as measured by overall corporate performance and also recognize individual contributions.

•	Generally, bonus pools are established when the Company achieves a predetermined level of financial performance, as established by the Compensation and Benefits Committee.

•	Compensation and Benefits Committee has authority to adjust the total bonus pool up or down based on Company’s overall performance.

•	Compensation and Benefits Committee authorized payouts at 120% of target for 2005 based on Company’s outstanding performance.

•	Actual award sizes recognized individual contributions and teamwork.

Long-Term Incentives

•	Size of award depends on levels of responsibility, prior experience, individual performance and compensation practices at comparator companies.

•	Current stock holdings and the magnitude of outstanding long-term incentives are not considered in making current awards.

Stock Options

•	Primary long-term incentive award.

•	Nonqualified stock options granted at a price not less than the fair market value of Company Common Stock on the date of grant.

•	Size of stock option grants determined based on numerous factors including Company and individual performance, level of responsibility, competitive market, historical awards and available option pool.

•	Compensation and Benefits Committee’s objective is to deliver a competitive award opportunity.

•	Number awarded varies from year to year.

•	Awards granted in 2005 vest 25% per year beginning on the first anniversary from the date of grant.

Restricted Stock

•	Provides executives with immediate link to shareholder interests.

•	Helps maintain a stable executive team.

•	Restricted stock was granted to select senior executives in 2005 as part of the annual long-term incentive package.

•	Awards granted in 2005 vest 100% four years from the date of grant to promote executive retention.

CEO Compensation
      After two years with no increase in base salary, the Compensation and Benefits Committee raised Mr. Evans’s base salary to $675,000 for 2006, which approximates the median level of CEOs at comparator companies. The Compensation and Benefits Committee awarded Mr. Evans a bonus of $530,000 for 2005, based on the Company’s outstanding financial performance and Mr. Evans’s outstanding leadership during 2005. In addition, Mr. Evans was granted 55,000 options with an exercise price of $50.01 as detailed in the table on page 15. Mr. Evans also received 20,000 shares of restricted stock, which will vest in October 2009. As of December 31, 2005, Mr. Evans had beneficial ownership of 685,118 shares of stock, which includes 316,800 shares that he has a right to acquire pursuant to presently exercisable options.

Section 162(m) of the Internal Revenue Code
      Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction to $1,000,000 in a taxable year for compensation paid to each “covered employee” of the Company, which, under Section 162(m), includes the Company’s Chief Executive Officer and the three other named executive officers, unless the compensation is “performance-based”. Under Section 162(m), one condition to qualify compensation as “performance-based” is to establish the amount of an incentive award by an objective formula that precludes any discretion. In order to preserve the Company’s tax deduction, the Compensation and Benefits Committee has approved the Cullen/Frost Bankers, Inc. Deferred Compensation Plan For Covered Employees. This plan requires that certain components of the compensation of a “covered employee” that would exceed the amount deductible under Section 162(m) be deferred until the plan year after he or she ceases to be a “covered employee” or upon his or her death or disability. Currently, Cullen/Frost’s Chief Executive Officer is the only “covered employee” under this plan. In 2005, $297,743 of the Chief Executive Officer’s annual compensation was deferred into the plan. While the Compensation and Benefits Committee will continue to review the impact of Section 162(m), the Committee also believes it is in the Company’s and shareholders’ best interests to retain the discretionary evaluation of individual performance as provided in the annual incentive plan.

Conclusion
      The Compensation and Benefits Committee believes that Cullen/Frost’s executive compensation policies and programs effectively serve the interests of the Company and its shareholders. The various compensation arrangements offered are appropriately balanced to provide increased motivation for executives to contribute to the Company’s overall future successes, thereby enhancing the value of the Company for the shareholders’ benefit.
      The Compensation and Benefits Committee will continue to monitor the effectiveness of the Company’s total compensation program to meet the current needs of the Company.

Royce S. Caldwell, Chair
Ruben M. Escobedo
Karen E. Jennings
Mary Beth Williamson
Compensation and Benefits Committee Interlocks and Insider Participation
      Some of the members of the Compensation and Benefits Committee, and some of these persons’ associates, are current or past customers of one or more of the Company’s subsidiaries. Since January 1, 2005, the transactions between these persons and such subsidiaries have occurred, including borrowings. In the opinion of management, all of the transactions have been in the ordinary course of business, have had substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility. Additional transactions may take place in the future.

Summary of Cash and Certain Other Compensation
SUMMARY COMPENSATION TABLE
      The table below gives information on compensation for the Senior Chairman of Cullen/Frost, the CEO of Cullen/Frost and the other most highly compensated executive officers of Cullen/Frost (collectively, the “named executive officers”).

		Annual Compensation			Long-Term Compensation

				Other Annual	Restricted	Stock Options	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	Stock(2)	(# of shares)	Compensation(3)

T.C. Frost	2005	$40,000	$—	$42,674	$—	4,000	$64,150
Senior Chairman	2004	$40,000	$—	$43,528	$—	4,000	$64,150
Cullen/Frost	2003	$40,000	$—	$48,510	$—	4,000	$64,155
Richard W. Evans, Jr.	2005	$630,000	$530,000	$20,336	$1,000,200	55,000	$50,392
Chairman and CEO	2004	$630,000	$410,000	$19,821	$1,815,000	32,700	$50,950
Cullen/Frost	2003	$550,000	$410,000	$26,524	$953,000	32,700	$46,552
Phillip D. Green	2005	$325,000	$195,000	$2,435	$250,050	13,500	$9,039
Chief Financial Officer	2004	$310,000	$140,000	$2,079	$308,100	9,300	$8,439
Cullen/Frost	2003	$286,000	$130,000	$1,892	$247,780	9,300	$6,555
Patrick B. Frost	2005	$301,000	$163,000	$1,927	$195,039	10,500	$6,453
President,	2004	$296,000	$133,500	$1,801	$237,000	7,500	$6,110
The Frost National Bank,	2003	$286,000	$126,000	$1,892	$190,600	7,500	$5,786
a Cullen/Frost subsidiary

(1)	Represents payments to compensate the named executive officer for income taxes on elective deferrals and Company matching contributions to Cullen/Frost’s 1991 Thrift Stock Purchase Plan (the “1991 Thrift Plan”), which provides benefits comparable to the Company’s 401(k) Stock Purchase Plan for employees whose participation in the 401(k) Plan is limited by IRS rules. Mr. T.C. Frost’s values include $36,674 to reimburse him for taxes on life insurance premiums paid for by the Company and a $6,000 automobile allowance. Mr. Richard W. Evans’s values include $10,898 to reimburse him for taxes on life insurance premiums paid for by the Company.

(2)	Represents the dollar value of restricted stock awards, based on the closing market price of Company Common Stock on the grant date. The total number of restricted shares and the aggregate market value of such shares held by the named executive officers at December 31, 2005 is as follows: Mr. T.C. Frost, 0 shares valued at $0; Mr. Richard W. Evans, Jr. 91,875 shares valued at $4,931,850; Mr. Phillip D. Green 24,250 shares valued at $1,301,740, and Mr. Patrick B. Frost 18,900 shares valued at $1,014,552. Aggregate market value is based on fair market value of $53.68 at December 31, 2005. Dividends are paid on the restricted shares at the same time and at the same rate as dividends paid to shareholders of unrestricted shares. Stock awarded in 2003, 2004 and 2005 vests at the end of four years from the date of the award.

(3)	Represents total and/or imputed income from certain insurance premiums paid by Cullen/Frost and the Company’s contributions to the 1991 Thrift Plan. The amounts for insurance premiums and/or imputed income for 2005 were: Mr. T.C. Frost $64,150; Mr. Richard W. Evans, Jr. $25,192; Mr. Phillip D. Green $2,139; and Mr. Patrick B. Frost $993. The Company’s contribution to the 1991 Thrift Plan for 2005 for these executives was: Mr. T.C. Frost $0; Mr. Richard W. Evans, Jr. $25,200; Mr. Phillip D. Green $6,900; and Mr. Patrick B. Frost $5,460.

      The following tables provide information on stock options granted to and held by the named executive officers in 2005 under the Cullen/Frost Bankers, Inc. 2005 Omnibus Incentive Plan:
OPTION/ SAR GRANTS IN LAST FISCAL YEAR

					Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options/SARs			Price Appreciation for
	Underlying	Granted to			Options Term(4)
	Options/SARs	Employees in
Name	Granted(1)	Fiscal Year(2)	Exercise Price(3)	Expiration Date	5%	10%

T. C. Frost	4,000	0.5%	$50.01	10/19/2015	$68,033	$154,343
Richard W. Evans, Jr.	55,000	6.4%	$50.01	10/19/2015	$935,450	$1,122,217
Phillip D. Green	13,500	1.6%	$50.01	10/19/2015	$229,610	$520,908
Patrick B. Frost	10,500	1.2%	$50.01	10/19/2015	$178,586	$405,151

(1)	These options become exercisable 25% per year beginning on October 19, 2006 and are subject to forfeiture under certain circumstances. Upon a change in control of Cullen/Frost, these options will immediately become exercisable.

(2)	Based on 854,000 options granted to all employees in 2005.

(3)	The exercise price is equal to the closing price of the Company’s Common Stock on the grant date of the option.

(4)	The dollar amounts in these two columns are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company’s Common Stock. If the price of the Company’s Common Stock does not increase above the exercise price, no value will be realizable from these options.
AGGREGATED OPTION/ SAR EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION/ SAR VALUES

			Total Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money
			Options/SARs at		Options/SARs Held at
	Shares		Fiscal Year-End(#)(1)		Fiscal Year-End($)(2)
	Acquired on
Name	Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

T. C. Frost	76,000	$2,646,701	152,000	12,000	$5,497,320	$102,140
Richard W. Evans, Jr.	212,000	$3,447,067	316,800	120,400	$9,161,784	$916,018
Phillip D. Green	0	$0	131,200	32,100	$3,407,306	$252,657
Patrick B. Frost	56,000	$1,293,665	151,000	25,500	$4,355,140	$202,335

(1)	Reflects 2-for-1 stock split in 1996 and 1999.

(2)	Total value of options based on closing price of Company Stock on December 30, 2005, which was $53.68.
Other Plans and Agreements

Retirement Plan and Restoration Plan
      Cullen/Frost has a non-contributory Retirement Plan and Trust for Employees of Cullen/Frost Bankers, Inc. and its Affiliates that is designed to comply with the requirements of the Employee Retirement Income Security Act of 1974. The Company also has a Restoration Plan that provides benefits in excess of the limits under Section 415 of the Internal Revenue Code and in excess of the limits on eligible earnings set by the Tax Reform Act of 1986. Benefits under such plan are provided in connection with both the Retirement Plan and a previous employee stock ownership plan. The entire cost of the Retirement Plan and Restoration Plan is supported by Cullen/Frost and its subsidiaries. Both of these plans were frozen effective December 31, 2001. There will be no additional accruals of compensation or service under either plan.
      The Pension Plan Table below shows the anticipated annual benefit, computed on a straight-line basis, payable under the frozen Retirement Plan and Restoration Plan upon the normal retirement of a vested executive officer of Cullen/Frost at age 65 after 15, 20, 25, 30, 35, 40, 45 and 50 years of credited service (as of December 31, 2001) at specified final average annual compensation levels.
PENSION PLAN TABLE

Final Average	Years of Service as of December 31, 2001
Compensation
(12/31/2001)	15	20	25	30	35	40	45	50

$175,000	$42,979	$57,306	$71,632	$85,958	$100,285	$111,222	$122,160	$133,097
200,000	49,542	66,056	82,570	99,083	115,597	128,097	140,597	153,097
225,000	56,104	74,806	93,507	112,208	130,910	144,972	159,035	173,097
250,000	62,667	83,556	104,445	125,333	146,222	161,847	177,472	193,097
300,000	75,792	101,056	126,320	151,583	176,847	195,597	214,347	233,097
400,000	102,042	136,056	170,070	204,083	238,097	263,097	288,097	313,097
450,000	115,167	153,556	191,945	230,333	268,722	296,847	324,972	353,097
500,000	128,292	171,056	213,820	256,583	299,347	330,597	361,847	393,097
550,000	141,417	188,556	235,695	282,833	329,972	364,347	398,722	433,097
600,000	154,542	206,056	257,570	309,083	360,597	398,097	435,597	473,097
650,000	167,667	223,556	279,445	335,333	391,222	431,847	472,472	513,097
      The frozen Retirement Plan provides a monthly benefit based on a percentage of an eligible employee’s final average compensation based on the highest three years of compensation during the last ten years of service prior to January 1, 2002. Included in “compensation” according to the Retirement Plan are salary, overtime, bonuses, commissions, and wages deferred for the Company 401(k) Plan or used to pay health care premiums, expenses, or parking under the Company Pre-Tax Plan (IRS Section 125 Plan). Participants in the Retirement Plan are fully vested in their accrued benefits under such plan upon attaining age 65 or after five years of service, whichever occurs first. Death benefits are provided to married participants who have completed five years of service. Normal retirement is at age 65, but early retirement is available starting at age 55. Early Retirement benefits are provided on a reduced basis. The benefit amounts listed in the table represent amounts payable from the plans and are not subject to any additional deduction for Social Security benefits or other offset amounts.
      The years of credited service under the Retirement Plan as of December 31, 2001 for each person named in the Summary Compensation Table on page 14 are: Mr. T.C. Frost — 52 years; Mr. Richard W. Evans, Jr. — 31 years; Mr. Phillip D. Green — 21 years; and Mr. Patrick B. Frost — 17 years. Mr. T.C. Frost activated his retirement benefit effective July 1, 1994, but still remains an active employee.
      The Company also maintains a supplemental executive retirement plan (“SERP”). The plan provides for target retirement benefits, as a percentage of annual cash compensation, beginning at age 55. The target percentage is 45% of annual cash compensation at age 55, increasing to 60% at age 60 and later. Benefits under the SERP are reduced dollar-for-dollar by benefits received under the Retirement Plan and Restoration Plan, described previously, and any Social Security benefits. Effective January 1, 2002, SERP benefits will also be reduced by the annuity equivalent of any account balance in the Company’s Profit Sharing Plan at retirement. The Profit Sharing Plan was implemented by the Company effective January 1, 2002. Contributions to the Profit Sharing Plan are made annually to each participant’s account based on the profitability of the Company.

      Mr. Evans currently participates in the SERP. At current salary levels, at age 60, it is estimated that Mr. Evans will receive $175,038 annually. A projected Profit Sharing Plan account balance will reduce this benefit.

Change-in-Control Agreements
      Cullen/Frost has change-in-control agreements with three of the four named executives above and other key employees. The main purposes of these agreements are (i) to help executives evaluate objectively whether a potential change in control is in the best interests of shareholders; (ii) to help protect against the departure of executives, thus assuring continuity of management, in the event of an actual or threatened merger or change in control; and (iii) to maintain compensation and benefits comparable to those available from competing employers. “Change-in-control” is generally defined in the agreements as (a) an acquisition of beneficial ownership of 20 percent or more of Cullen/Frost Common Stock by an individual, corporation, partnership, group, association, or other person; (b) certain changes in the composition of a majority of the Board of Directors; or (c) certain other events involving a merger or consolidation of Cullen/Frost or a sale of substantially all of its assets.
      Under the change-in-control agreements, Messrs. Richard W. Evans, Jr., Phillip D. Green and Patrick B. Frost could receive severance payments equal to three times their base salary and target bonus if their position is terminated by the Company within two years following a change-in-control, if the termination is for reasons other than cause, death, disability or retirement. “Cause” is generally defined in the agreements as an executive’s (i) willful and continued failure to substantially perform his duties after delivery of a written demand for substantial performance; (ii) willful engagement in conduct materially injurious to Cullen/Frost; or (iii) conviction of a felony. In addition, the change-in-control agreements provide that Messrs. Richard W. Evans, Jr., Phillip D. Green and Patrick B. Frost could receive severance payments described above if they terminate their employment for good reason within two years following a change-in-control. “Good reason” is generally defined in the agreements as the occurrence of one or more of the following events: (a) a significant change or reduction in the executive’s responsibilities; (b) an involuntary transfer of the executive to a location that is 50 miles further than the distance between the executive’s current residence and Cullen/Frost’s headquarters; (c) a significant reduction in the executive’s current compensation; (d) the failure of any successor to Cullen/Frost to assume the executive’s change-in-control agreement; or (e) any termination of the executive’s employment that is not effected pursuant to a written notice which indicates the reasons for the termination. The change-in-control agreements also provide for a continuation of certain employee benefits and a tax gross-up payment in an amount necessary to make the executive whole for any excise taxes paid as a result of the severance payments.
Executive Stock Ownership
      The table below lists the number of shares of Cullen/Frost Common Stock beneficially owned by each of the named executive officers and by all Directors, nominees, and named executive officers of Cullen/Frost as a group:

	Shares Owned(1,2)

	Amount and
	Nature of
	Beneficial
Name	Ownership(3)		Percent

T.C. Frost	1,123,178	(4)	2.03%
Richard W. Evans, Jr.	683,328	(5)	1.24%
Phillip D. Green	159,790		0.29%
Patrick B. Frost	300,356	(6)	0.54%
All Directors, nominees and named executive officers as a Group (18 persons)	3,435,524	(7)	6.22%

(1)	Beneficial ownership is stated as of February 28, 2006. The owners have sole voting and investment power for the shares of Company Common Stock reported unless otherwise indicated. Beneficial ownership includes the following shares that the individual had a right to acquire pursuant to stock options exercisable within sixty (60) days from December 31, 2005 (or February 28, 2006 in the case of Mr. T.C. Frost, Mr. Phillip D. Green and Mr. Patrick B. Frost): Mr. T. C. Frost 20,000; Mr. Richard W. Evans, Jr. 316,800; Mr. Phillip D. Green 86,200; Mr. Patrick B. Frost 77,000 and all Directors, nominees and named executive officers as a group 724,000.

(2)	Reflects 2-for-1 stock split of the Company’s Common Stock in each of 1996 and 1999.

(3)	Includes the following shares allocated under the 401(k) Stock Purchase Plan for which each beneficial owner has both sole voting and sole investment power: Mr. T.C. Frost 49,540; Mr. Richard W. Evans, Jr. 40,490; Mr. Phillip D. Green 21,517 and Mr. Patrick B. Frost 18,544.

(4)	Includes (a) 664,911 shares held by a limited partnership of which the general partner is a limited liability company of which Mr. T.C. Frost is the sole manager; (b) 336,992 shares held by various trusts of which Mr. T.C. Frost is the trustee; and (c) 33,684 shares held by the Pat and Tom Frost Foundation Trust for which Mr. T.C. Frost disclaims beneficial ownership.

(5)	Includes 120,003 shares held by a family limited partnership of which the general partner is a limited liability company of which Mr. Richard W. Evans, Jr. is the sole manager.

(6)	Includes (a) 43,582 shares held by a trust of which Mr. Patrick B. Frost is the trustee; (b) 3,855 shares held by Mr. Patrick B. Frost’s children for which Mr. Patrick B. Frost is the custodian; and (c) 630 shares held by Mr. Patrick B. Frost’s wife for which Mr. Patrick B. Frost disclaims beneficial ownership.

(7)	Includes 152,456 shares for which Directors, nominees and named executive officers share voting power and investment power with others. Also includes 130,091 shares allocated under the 401(k) Stock Purchase Plan for which the named executive officers have both sole voting power and sole investment power.

PERFORMANCE GRAPH
       The performance graph below compares the cumulative total shareholder return on Cullen/ Frost Common Stock with the cumulative total return on the equity securities of companies included in the Standard & Poor’s 500 Stock Index and the Standard & Poor’s 500 Bank Index. The graph assumes an investment of $100.00 on December 31, 2000 and reinvestment of dividends on the date of payment without commissions. The performance shown in the graph represents past performance and should not be considered to be an indication of future performance.
Cumulative Total Returns
on $100 Investment Made on December 31, 2000

	Dec 31	Dec 31	Dec 31	Dec 31	Dec 31	Dec 31
	2000	2001	2002	2003	2004	2005

Cullen/Frost	$100.00	$75.87	$82.39	$105.01	$128.68	$145.55
S&P 500	$100.00	$88.17	$68.73	$88.41	$98.00	$102.80
S&P 500 Banks	$100.00	$100.97	$103.03	$129.01	$144.99	$142.91

PRINCIPAL SHAREHOLDERS
       At December 31, 2005, the only persons known by Cullen/Frost, based on public filings, to be the beneficial owners of more than five percent of the outstanding Common Stock of Cullen/Frost were as follows:

	Voting Authority				Investment Authority				Amount of
									Beneficial	Percent
Name and Address	Sole	Shared		None	Sole	Shared	None		Ownership(1)	of Class

Cullen/Frost Bankers, Inc.	358,721	1,655	(2)	1,308,762	210,892	76,784	1,381,462	(2)	4,798,194	8.8%
P. O. Box 1600 San Antonio, Texas 78296

(1)	Cullen/Frost owns no securities of Cullen/Frost for its own account. All of the shares are held by Cullen/Frost’s subsidiary bank, The Frost National Bank. The Frost National Bank has reported that the securities registered in its name as fiduciary or in the names of various of its nominees are owned by many separate accounts. The accounts are governed by separate instruments which set forth the powers of the fiduciary with regard to the securities held.

(2)	Does not include 3,129,056 shares held by participants in the Cullen/Frost 401(k) Stock Purchase Plan.
CERTAIN TRANSACTIONS AND RELATIONSHIPS
       Some of the Directors and executive officers of Cullen/Frost, and some of these persons’ associates, are current or past customers of one or more of the Company’s subsidiaries. Since January 1, 2005, transactions between these persons and such subsidiaries have occurred, including borrowings. In addition, the offices of the Hulen Financial Center of The Frost National Bank in Fort Worth, Texas are leased on a long-term basis from OPNB Building J.V., a Texas joint venture of which Mr. R. Denny Alexander, a Director of Cullen/Frost, owns a 13.3 percent interest and is the managing general partner. During 2005, lease payments of $757,656 were made by The Frost National Bank and Frost Insurance Agency, Inc. to OPNB Building J.V. In the opinion of management, all of the foregoing transactions, including borrowings, have been in the ordinary course of business, have had substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility. Additional transactions may take place in the future.

PROPOSED RESOLUTION TO AMEND ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
(Item 2 on Proxy Card)
       Cullen/Frost is presently authorized under its Articles of Incorporation to issue not more than 90,000,000 shares of Common Stock, par value $0.01 per share. As of March 10, 2006, there were 55,088,785 shares of Common Stock outstanding, 4,356,635 shares of Common Stock reserved for issue under various employee benefit plans, and 360,000 shares reserved for issue under the 1997 Directors Stock Plan.
      The Board of Directors has proposed, and there will be submitted to vote of the shareholders at the meeting, a resolution to amend the Articles of Incorporation to increase the number of authorized shares of Common Stock from 90,000,000 to 210,000,000.
      Authorized shares of Common Stock may be issued on such terms and for such corporate purposes as the Board of Directors may determine. This requires no further action by the shareholders unless such action is required by applicable law or by the rules of any stock exchange or securities quotation system on which the Common stock may then be listed or quoted. Under the rules of the New York Stock Exchange, certain issuances of Common Stock require prior shareholder approval, including issuances in connection with new stock option plans and certain issuances of 20% or more of the Common Stock outstanding (before the issuance of such shares).
      The text of the proposed resolution is as follows:
           RESOLVED, that Article Four of Cullen/Frost’s Articles of Incorporation be amended to increase the aggregate number of shares of Common Stock the Company has authority to issue to 210,000,000; and further
           RESOLVED, that Article Four of Cullen/Frost Articles of Incorporation be amended by deleting the reference to 90,000,000 shares of Common Stock and inserting in its place a reference to 210,000,000 shares of Common Stock.
The Board of Directors believes that it is important to have the additional shares of Common Stock available for issuance as and when needed in order to avoid the delay and expense incident to obtaining shareholder approval at a later date or dates. It provides Cullen/Frost greater flexibility in the consideration of future stock dividends or stock splits, sales of Common Stock or convertible securities to enhance capital and liquidity, possible future acquisitions, and other corporate purposes. Except as set forth above, as of the date hereof, Cullen/Frost has no specific plan to utilize the remaining or the proposed new authorized shares.
      A potential effect of the proposed increase in the authorized Common Stock could be a dilution of present shareholders’ interest in Cullen/Frost in the event additional shares are issued. In addition, any issuance of additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of existing shares of Common Stock.
      The Board of Directors has not proposed the increase in authorized shares of Common Stock with the intention of using such shares for anti-takeover purposes although the availability of such shares may theoretically be utilized to render more difficult or discourage an attempt to acquire control of Cullen/Frost.
      Holders of Common Stock have one vote per share, may not cumulate votes in the election of directors and have no preemptive rights to subscribe for or purchase from Cullen/Frost any additional shares of Common Stock. Holders of Common Stock do not have dissenters’ or appraisal rights in connection with this proposal.
      The affirmative vote of the holders of two-thirds of all of the outstanding shares of Common Stock entitled to vote thereon is required to approve the proposed amendment to the Company’s Articles. The Board of Directors recommends that shareholders vote “FOR” the amendment. Unless indicated to the contrary, proxies will be voted “FOR” the amendment.

SELECTION OF AUDITORS
(Item 3 on Proxy Card)
       The Board of Directors recommends that the shareholders of the Company ratify the selection of Ernst & Young LLP, certified public accountants, as independent auditors of Cullen/Frost. Ernst & Young LLP have audited the financial statements of Cullen/Frost since 1969.
      Neither Cullen/Frost’s Articles of Incorporation or Bylaws requires that the shareholders ratify the selection of Ernst & Young LLP as its independent auditors. Cullen/Frost is doing so because it believes it is a matter of good corporate practice. Should the shareholders not ratify the selection, the Audit Committee will reconsider its determination to retain Ernst & Young LLP, but may elect to continue to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that the change would be in the best interests of Cullen/Frost and its shareholders.
      The following table provides information on fees paid by Cullen/Frost to Ernst & Young LLP.
Fees Paid To Independent Auditors

	2005	2004

Audit Fees(1)	$701,440.00	$703,410.00
Audit-Related Fees(2)	$264,750.00	$233,912.00
Tax Fees(3)	$46,150.00	$28,229.00
All Other Fees	$0.00	$0.00

Total Fees	$1,012,340.00	$965,551.00

(1)	Audit fees for 2005 include fees for the audit of management’s assessment of the effectiveness of the Company’s internal control over financial reporting.

(2)	Audit-related fees are fees for audits of employee benefit plans, audits of Trust Department collective investment funds, internal control reviews of Trust Department employee benefit operations and consultation concerning financial accounting and reporting standards.

(3)	Tax fees are fees for review of the tax return, assistance with examination by taxing authorities, preparation of the Form 5500 for the employee retirement plan and for the Trust Department collective investment funds and consultation and technical advice on tax matters.
      The Audit Committee pre-approves each audit and non-audit service provided by Ernst & Young LLP to Cullen/Frost. Pursuant to the Audit Committee’s charter, the Audit Committee has delegated to each of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.
      Representatives from Ernst & Young LLP are not expected to be present at the Annual Meeting. If any shareholder desires to ask Ernst & Young LLP an appropriate question, management will ensure that the question is sent to them and that an appropriate response is made directly to the shareholder.
AUDIT COMMITTEE REPORT
      The purpose of the Audit Committee is to assist the Board of Directors in its oversight of (i) the integrity of Cullen/Frost’s financial statements, (ii) Cullen/Frost’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence and (iv) the performance of the independent auditors and Cullen/Frost’s internal audit function. The Audit Committee operates pursuant to a written charter that is attached hereto as Annex A and met six times in 2005. The Board has determined that each member of the Audit Committee is independent within the meaning of the NYSE’s rules and the SEC’s rules. The Board has also determined that each member of the Audit Committee is “financially literate” and that at least one member of the Audit Committee has “accounting or related financial management expertise,” in each case within the meaning of the NYSE’s rules. In addition, the Board has determined that Mr. Ruben M. Escobedo is an “audit committee financial expert” within the meaning of the SEC’s rules.
      Management of Cullen/Frost is responsible for the preparation, presentation and integrity of Cullen/Frost’s financial statements, for the effectiveness of internal control over financial reporting and for the maintenance of appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing Cullen/Frost’s financial statements, expressing an opinion as to conformity with generally accepted accounting principles and auditing management’s assessment of internal control over financial reporting. Members of the Audit Committee are not full-time employees of Cullen/Frost and are not, and do not represent themselves to be, performing the functions of auditors or accountants. Accordingly, as described above, the Audit Committee provides oversight of the responsibilities of management and the independent auditors.
      In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditors the independent auditors’ independence.
      Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in its charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Cullen/Frost’s Annual Report on Form 10-K for the year ended December 31, 2005 be filed with the Securities and Exchange Commission.

Ruben M. Escobedo, Chair
Isaac Arnold, Jr.
Royce S. Caldwell
Richard M. Kleberg, III

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
       Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and executive officers to file reports with the Securities and Exchange Commission and the NYSE relating to their ownership and changes in ownership of the Company’s Common Stock. Based on information provided by the Company’s Directors and executive officers and a review of such reports, the Company believes that all required reports were filed on a timely basis during 2005, except that due to an inadvertent administrative oversight, Mr. Carlos Alvarez made a late filing with respect to the purchase of Common Stock.
SHAREHOLDER PROPOSALS
       To be eligible under the Securities and Exchange Commission’s shareholder proposal rule (Rule 14a-8) for inclusion in Cullen/Frost’s proxy statement, proxy card, and presentation at Cullen/Frost’s 2007 Annual Meeting of Shareholders (currently scheduled to be held on April 26, 2007), a proper shareholder proposal must be received by Cullen/Frost at its principal offices no later than November 27, 2006. For a proper shareholder proposal submitted outside of the process provided by Rule 14a-8 to be eligible for presentation at Cullen/Frost’s 2007 Annual Meeting, timely notice thereof must be received by Cullen/Frost not less than 60 days nor more than 90 days before the date of the meeting (for a April 26, 2007 meeting, the date on which the 2007 Annual Meeting is currently scheduled, notice is required by no later than February 23, 2007). The notice must be in the manner and form required by Cullen/Frost’s Bylaws. If the date of the 2007 Annual Meeting is changed, the dates set forth above will change.
OTHER MATTERS
       Management of Cullen/Frost knows of no other business to be presented at the meeting. If other matters do properly come before the meeting, the enclosed proxy card confers discretionary authority on the persons named as proxies to vote the shares represented by the proxy as to those other matters.

By Order of the Board of Directors,

STAN McCORMICK
Corporate Secretary
Dated: March 27, 2006
      A copy of Cullen/Frost’s 2005 Annual Report on Form 10-K is available without charge (except for exhibits, which are available upon payment of a reasonable fee) upon written request to Cullen/Frost Bankers, Inc., Attention: Greg Parker, 100 West Houston Street, San Antonio, Texas 78205. Shareholders may obtain copies of Cullen/Frost’s Corporate Governance Guidelines and Code of Business Conduct and Ethics, as well as the charters for its Audit Committee, Compensation and Benefits Committee, and Corporate Governance and Nominating Committee by writing to the same address. In addition, copies are available on Cullen/Frost’s website at www.frostbank.com.

ANNEX A
AUDIT COMMITTEE CHARTER
(Restated as of January 26, 2006)

I.	Committee Membership
      The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Cullen/Frost Bankers, Inc. (“Cullen/Frost”) shall be comprised of three or more directors, each of whom the Board has determined is “independent” under the then-existing rules of the New York Stock Exchange, Inc., the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, the Federal Deposit Insurance Corporation Improvement Act of 1991 and other applicable law and regulation. The Board shall also determine that each member of the Committee is “financially literate” and that one member has “accounting or related financial management expertise,” as such qualifications are interpreted by the Board in its business judgment, and whether any member of the Committee is an “audit committee financial expert,” as defined by the SEC.
      No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee, and discloses this determination in Cullen/Frost’s annual proxy statement.
      The members of the Committee shall be appointed by the Board. Members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.
      The Committee shall designate one member of the Committee as its chairperson.

II.	Committee Structure and Operations
      The Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Committee should meet separately periodically with management, the director of the internal audit department and the independent auditors to discuss any matters that the Committee or any of these persons or firms believe should be discussed privately. The Committee may request any officer or employee of Cullen/Frost or Cullen/Frost’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Members of the Committee may participate in a meeting of the Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

III.	Purposes of the Committee
      The purposes of the Committee are (i) to assist Board oversight of (A) the integrity of Cullen/Frost’s financial statements, (B) Cullen/Frost’s compliance with legal and regulatory requirements, (C) the independent auditors’ qualifications and independence, and (D) the performance of the independent auditors and Cullen/Frost’s internal audit function; and (ii) to prepare the report required to be prepared by the Committee pursuant to the rules of the SEC for inclusion in Cullen/Frost’s annual proxy statement.
      The function of the Committee is oversight. The management of Cullen/Frost is responsible for (i) the preparation, presentation and integrity of Cullen/Frost’s financial statements, (ii) the effectiveness of internal control over financial reporting and (iii) the maintenance of appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of Cullen/Frost’s annual financial statements, reviewing Cullen/Frost’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, annually auditing management’s assessment of the effectiveness of internal control over financial reporting (commencing the fiscal year ending December 31, 2004), preparing the reports required by this Charter and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of Cullen/Frost and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

IV.	Duties and Responsibilities of the Committee
      To carry out its purposes, the Committee shall have the following duties and responsibilities:

A.	With respect to the independent auditors,

1.	To be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors, including the resolution of disagreements between management and the independent auditors regarding financial reporting (it being understood that the independent auditors shall report directly to the Committee);

2.	To pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors;

3.	To obtain annually from the independent auditors a formal written statement of the following categories of fees billed by the independent auditors in each of the last two fiscal years: (a) the audit of Cullen/Frost’s annual financial statements and reviews of the financial statements included in Cullen/Frost’s Quarterly Reports on Form 10-Q for those fiscal years; (b) assurance and related services not included in clause (a) that are reasonably related to the performance of the audit or review of Cullen/Frost’s annual or quarterly financial statements in the aggregate and by each service; (c) tax compliance, tax consulting and tax planning services, in the aggregate and by each service; and (d) all other services rendered by the independent auditors, in the aggregate and by each service;

4.	To obtain annually from the independent auditors a formal written statement (the “Auditors’ Statement”) (it being understood that the independent auditors are responsible for the accuracy and completeness of the Auditors’ Statement) describing: (a) the auditors’ internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (c) (to assess the auditors’ independence) all relationships between the independent auditors and Cullen/Frost, including at least the matters set forth in Independence Standards Board No. 1;

5.	To discuss with the independent auditors any relationships or services disclosed in the Auditors’ Statement that may impact the quality of audit services or the objectivity and independence of Cullen/Frost’s independent auditors;

6.	To take into account the opinions of management and Cullen/Frost’s internal audit department in assessing the independent auditors’ qualifications, performance and independence;

7.	To review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors;

8.	To discuss with the independent auditors the timing and process for implementing the rotation of the lead audit partner, concurring partner and any other active audit engagement team partner; and

9.	To obtain from the independent auditors in connection with any audit a timely report relating to Cullen/Frost’s annual audited financial statements describing: (a) all critical accounting policies and practices used, (b) all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, (c) the ramifications of using such alternative disclosures and treatments, (d) the treatment preferred by the independent auditors, and (e) any material written communications between the independent auditors and management, such as any “management” letter or schedule of unadjusted differences;

B.	With respect to the internal audit department,

1.	To review the appointment and replacement of the director of the internal audit department; and

2.	To advise the director of the internal audit department that he or she is expected to provide to the Committee summaries of and, as appropriate, the significant reports to management prepared by the internal audit department and management’s responses thereto;

C.	With respect to accounting principles and policies, financial reporting and internal control over financial reporting,

1.	To advise management, the internal audit department and the independent auditors that they are expected to provide to the Committee a timely analysis of significant issues and practices relating to accounting principles and policies, financial reporting and internal control over financial reporting;

2.	To consider any reports or communications (and management’s and/or the internal audit department’s responses thereto) submitted to the Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section 380), as it may be modified or supplemented, or other professional standards, including reports and communications related to:

•	deficiencies, including significant deficiencies or material weaknesses, in internal control identified during the audit or other matters relating to internal control over financial reporting;

•	consideration of fraud in a financial statement audit;

•	detection of illegal acts;

•	the independent auditors’ responsibility under generally accepted auditing standards;

•	any restriction on audit scope;

•	significant accounting policies;

•	significant issues discussed with the national office respecting auditing or accounting issues presented by the engagement;

•	management judgments and accounting estimates;

•	any accounting adjustments arising from the audit that were noted or proposed by the auditors but were passed (as immaterial or otherwise);

•	the responsibility of the independent auditors for other information in documents containing audited financial statements;

•	disagreements with management;

•	consultation by management with other accountants;

•	major issues discussed with management prior to retention of the independent auditors;

•	difficulties encountered with management in performing the audit;

•	the independent auditors’ judgments about the quality of the entity’s accounting principles;

•	reviews of interim financial information conducted by the independent auditors; and

•	the responsibilities, budget and staffing of Cullen/Frost’s internal audit function;

3.	To meet with management, the independent auditors and, if appropriate, the director of the internal audit department:

•	to discuss the scope of the annual audit;

•	to review and discuss the annual audited financial statements and other financial disclosures in Cullen/Frost’s annual report on Form 10-K, the quarterly financial statements and other financial disclosures in Cullen/Frost’s quarterly reports on Form 10-Q, and Cullen/Frost’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal audit department or the independent auditors, relating to Cullen/Frost’s financial statements;

•	to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

•	to discuss any “management” or “internal control” letter issued by the independent auditors to Cullen/Frost;

•	to review the form of opinion the independent auditors propose to render to the Board and shareholders; and

•	to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in Cullen/Frost’s selection or application of accounting principles, and major issues as to the adequacy of Cullen/Frost’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of Cullen/Frost;

4.	To inquire of Cullen/Frost’s Chief Executive Officer and Chief Financial Officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect Cullen/Frost’s ability to record, process, summarize and report financial information and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in Cullen/Frost’s internal control over financial reporting;

5.	To discuss guidelines and policies governing the process by which senior management of Cullen/Frost and the relevant departments of Cullen/Frost assess and manage Cullen/Frost’s exposure to risk, and to discuss Cullen/Frost’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

6.	To obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

7.	To discuss any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or Cullen/Frost’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies;

8.	To discuss and review the type and presentation of information to be included in earnings press releases;

9.	To discuss the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies;

10.	To establish procedures for the receipt, retention and treatment of complaints received by Cullen/Frost regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Cullen/Frost employees of concerns regarding questionable accounting or auditing matters; and

11.	To establish hiring policies for employees or former employees of the independent auditors;

D.	With respect to Committee reports and recommendations,

1.	To prepare any report or other disclosures, including any recommendation of the Committee, required by the rules of the SEC to be included in Cullen/Frost’s annual proxy statement; and

2.	To report its activities to the full Board on a regular basis and to make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate.

V.	Delegation to Subcommittee
      The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. The Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Committee at its next scheduled meeting.

VI.	Performance Evaluation
      The Committee shall assist in the preparation of an annual performance evaluation of the Committee, which shall be conducted in accordance with the procedures established by the Corporate Governance and Nominating Committee of the Board. The performance evaluation must compare the performance of the Committee with the requirements of this Charter, and it should also recommend to the Board any improvements to this Charter deemed necessary or desirable by the Committee.

VII.	Resources and Authority of the Committee
      The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management.

☐	o DETACH PROXY CARD HERE o

PLEASE BE CERTAIN THAT YOU HAVE DATED AND SIGNED THIS PROXY. RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.	☑ Votes must be indicated (x) in Black or Blue ink.
(1)	ELECTION OF DIRECTORS:

Class I :	Crawford H. Edwards, Ruben M. Escobedo, Patrick B. Frost, Robert S. McClane.

FOR all nominees listed above	WITHHOLD AUTHORITY to vote for all nominees listed above	*EXCEPTIONS: FOR all nominees except those listed below

☐	☐	☐

*Exceptions

(2)	To consider and vote upon a proposed resolution to amend the Articles of Incorporation to increase the authorized shares of Common Stock from 90,000,000 to 210,000,000.

FOR	AGAINST	ABSTAIN

☐	☐	☐
(3)	To ratify the selection of Ernst & Young LLP to act as independent auditors of Cullen/Frost Bankers, Inc. for the fiscal year that began January 1, 2006.

FOR	AGAINST	ABSTAIN

☐	☐	☐

To change your address, please mark this box. ☐

S C A N L I N E

Signature should correspond with the printed name appearing hereon. When signing in a fiduciary or representative capacity, give full title as such, or when more than one owner, each should sign.

Date Share Owner sign here	Co-Owner sign here

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF
CULLEN/FROST BANKERS, INC.
The undersigned hereby revoking all proxies previously granted, appoints T.C. FROST, RICHARD W. EVANS, JR., and PATRICK B. FROST, and each of them, with power of substitution, as proxy of the undersigned, to attend the Annual Meeting of Shareholders of Cullen/Frost Bankers, Inc. on April 27, 2006 and any adjournments thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as designated on the reverse.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE,THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AND AT THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
(Continued and to be dated and signed on the reverse.)
CULLEN/FROST BANKERS, INC.
P.O. BOX 11142
NEW YORK, N.Y. 10203-0142